Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated April 26, 2021, relating to the financial statements of Just Eat Takeaway.com N.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.
Amsterdam, the Netherlands
April 27, 2021